Exhibit 4.3

SUBSCRIPTION ESCROW AGREEMENT

THIS SUBSCRIPTION ESCROW AGREEMENT, dated as of July 16, 2014 (this “Agreement”), is entered into among Orchard Securities, LLC (the “Dealer Manager”), Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”) and UMB Bank, N.A., a national banking association, as escrow agent (the “Escrow Agent”).

WHEREAS, the Company intends to raise cash funds from Investors (as defined below) pursuant to a public primary offering (the “Offering”) of not less than 200,000 shares of common stock, par value $0.01 per share (“Common Shares”), for an aggregate offering amount of $2,000,000 (the “Minimum Amount”), and not more than 30,000,000 Common Shares, pursuant to the registration statement on Form S-11 of the Company (No. 333-195292) (as amended, the “Offering Document”).

WHEREAS, the Company desires to establish an escrow account with the Escrow Agent for funds contributed by subscribers for Common Shares (“Investors”) with the Escrow Agent, to be held for the benefit of the Investors and the Company until such time as (a) in the case of subscriptions received from residents of New York (“New York Investors”), aggregate subscriptions from all Investors result in a total minimum capital raised of $2,500,000 (the “New York Minimum Amount”), (b) in the case of subscriptions received from residents of Tennessee (“Tennessee Investors”), aggregate subscriptions from all Investors result in a total minimum capital raised of $20,000,000 (the “Tennessee Minimum Amount”), (c) in the case of subscriptions received from residents of Pennsylvania (“Pennsylvania Investors”) aggregate subscriptions from all Investors result in a total minimum capital raised of $75,000,000 (the “Pennsylvania Minimum Amount”) and (d) in the case of all other Investors, the Minimum Amount (excluding proceeds from Common Shares sold to New York Investors, Tennessee Investors and Pennsylvania Investors) has been deposited into escrow in accordance with the terms of this Agreement.

WHEREAS, the Escrow Agent is willing to accept appointment as escrow agent only for the express duties set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Proceeds to be Escrowed. On or before the date the Offering Document is initially declared effective by the Securities and Exchange Commission (the “SEC”), the Company shall establish an interest-bearing escrow account with the Escrow Agent to be invested in accordance with Section 10 titled “ESCROW ACCOUNT FOR THE BENEFIT OF INVESTORS IN COMMON SHARES OF LIGHSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.” (including such abbreviations as are required for the Escrow Agent’s systems) (the “Escrow Account”). All funds received from Investors in payment for the Common Shares (“Investor Funds”), along with all documents executed in connection with each subscription of Common Shares, will be delivered to the Dealer Manager or any soliciting dealer retained by the Dealer Manager (a “Soliciting Dealer”), and the Dealer Manager or such Soliciting Dealer, as applicable, will deliver all Investor Funds to the Escrow Agent within the time period set forth in the final paragraph of this Section 1, and such Investor Funds shall, upon receipt by the Escrow Agent, be retained in escrow by the Escrow Agent. Until the Termination Date (as defined in Section 7), the Company or its agents shall cause all checks received for payment for the Common Shares to be payable to the Escrow Agent in accordance with Section 2 and delivered to the Escrow Agent for deposit in the Escrow Account.

Proceeds received from New York Investors shall be accounted for separately in a subaccount entitled “ESCROW SUBACCOUNT FOR THE BENEFIT OF NEW YORK INVESTORS IN COMMON SHARES OF LIGHSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.” (including such abbreviations as are required for the Escrow Agent’s systems) (the “New York Escrow Subaccount”), until such New York Escrow Subaccount has closed pursuant to Section 4 hereof. The Company shall, and shall cause its agents to, cooperate with the Escrow Agent in separately accounting for subscription proceeds from New York Investors in the New York Escrow Subaccount, and the Escrow Agent shall be entitled to rely upon information provided by the Company or its agents in this regard.

Proceeds received from Tennessee Investors shall be accounted for separately in a subaccount entitled “ESCROW SUBACCOUNT FOR THE BENEFIT OF TENNESSEE INVESTORS IN COMMON SHARES OF LIGHSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.” (including such abbreviations as are required for the Escrow Agent’s systems) (the “Tennessee Escrow Subaccount”), until such Tennessee Escrow Subaccount has closed pursuant to Section 5 hereof. The Company shall, and shall cause its agents to, cooperate with the Escrow Agent in separately accounting for subscription proceeds from Tennessee Investors in the Tennessee Escrow Subaccount, and the Escrow Agent shall be entitled to rely upon information provided by the Company or its agents in this regard.

Proceeds received from Pennsylvania Investors shall be accounted for separately in a subaccount entitled “ESCROW SUBACCOUNT FOR THE BENEFIT OF PENNSYLVANIA INVESTORS IN COMMON SHARES OF LIGHSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.” (including such abbreviations as are required for the Escrow Agent’s systems) (the “Pennsylvania Escrow Subaccount”), until such Pennsylvania Escrow Subaccount has closed pursuant to Section 6 hereof. The Company shall, and shall cause its agents to, cooperate with the Escrow Agent in separately accounting for subscription proceeds from Pennsylvania Investors in the Pennsylvania Escrow Subaccount, and the Escrow Agent shall be entitled to rely upon information provided by the Company or its agents in this regard.

The escrow period shall commence upon the effectiveness of this Agreement and shall continue until the Termination Date (as defined in Section 7).

The Escrow Agent shall have no duty to make any disbursement, investment or other use of Investor Funds until and unless it has good and collected funds. If any checks deposited in the Escrow Account are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Company shall promptly reimburse the Escrow Agent for any and all costs reasonably incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Company. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder.

2

When the internal supervisory procedures of the Dealer Manager or Soliciting Dealer, as applicable, are conducted at the site at which the subscription agreement and check were initially received by the Dealer Manager or Soliciting Dealer, as applicable, from the subscriber, the Dealer Manager or Soliciting Dealer, as applicable, shall transmit the check to the Escrow Agent by the end of the next business day following receipt of the check and subscription agreement. When, pursuant to the internal supervisory procedures of the Dealer Manager or Soliciting Dealer, as applicable, the final internal supervisory procedures are conducted at a different location (the “Final Review Office”), the Dealer Manager or Soliciting Dealer, as applicable, shall transmit the check and subscription agreement to the Final Review Office by the end of the next business day following receipt of the subscription agreement and check. The Final Review Office will, by the end of the next business day following its receipt of the subscription agreement and check, forward the check to the Escrow Agent.

2.           Investors. Investors will be instructed by the Dealer Manager or any Soliciting Dealer to remit the purchase price in the form of checks (“instruments of payment”) payable to the order of “UMB BANK, N.A., ESCROW AGENT FOR LIGHTSTONE III.” By 12:00 p.m. Eastern the next business day after receipt of instruments of payment, the Escrow Agent shall be furnished with a list of the Investors who have paid for the Common Shares showing the name, address, tax identification number, number of Common Shares subscribed for, the amount paid and whether such Investors are New York Investors, Tennessee Investors or Pennsylvania Investors (the “List of Investors”). The information comprising the identity of Investors shall be provided to the Escrow Agent in the format set forth in the “List of Investors” attached hereto as Exhibit C. The Escrow Agent shall be entitled to conclusively rely upon the List of Investors in determining whether Investors are New York Investors, Tennessee Investors or Pennsylvania Investors, and shall have no duty to independently determine or verify the same.

Any checks made payable to a party other than the Escrow Agent shall be returned to the Dealer Manager or Soliciting Dealer that submitted the check. If any subscription agreement for the purchase of Common Shares solicited by a Soliciting Dealer is rejected by the Dealer Manager or the Company, then the subscription agreement and the related check for the purchase of Common Shares will be returned to the rejected subscriber within ten (10) business days from the date of rejection. If an Investor sends a check to the Dealer Manager or any Soliciting Dealer that does not conform to the subscription instructions, the Dealer Manager or Soliciting Dealer, as applicable, shall return the check directly to such Investor not later than the end of the next business day after the date on which the Dealer Manager or Soliciting Dealer, as applicable, received such check.

All Investor Funds deposited in the Escrow Account shall not be subject to any liens or charges by the Company or the Escrow Agent, or judgments or creditors’ claims against the Company, until and unless released to the Company as hereinafter provided. The Company understands and agrees that the Company shall not be entitled to any Investor Funds on deposit in the Escrow Account and no such funds shall become the property of the Company or any other entity except as released to the Company pursuant to Section 3, Section 4 for New York Investors, Section 5 for Tennessee Investors or Section 6 for Pennsylvania Investors.

The Escrow Agent will not use the information provided to it by the Company for any purpose other than to fulfill its obligations as Escrow Agent hereunder. The Escrow Agent will treat all Investor information as confidential.

3

3.           Disbursement of Funds. Once proceeds from the sale of Common Shares equal the Minimum Amount (excluding proceeds from Common Shares sold to New York Investors, Tennessee Investors and Pennsylvania Investors), the Company shall notify the Escrow Agent of the same in writing. At the end of the third business day following the Termination Date (as defined in Section 7), the Escrow Agent shall notify the Company of the amount of the Investor Funds received. If the Minimum Amount (excluding proceeds from Common Shares sold to New York Investors, Tennessee Investors and Pennsylvania Investors) has been obtained on or before the Termination Date, the Escrow Agent shall promptly notify the Company and, upon receiving acknowledgement of such notice and written instructions from (a) the Company’s Chief Executive Officer, President, Secretary or Chief Financial Officer, and (b) the Dealer Manager’s President to disburse the Investor Funds, but subject to Sections 4, 5 or 6, the Escrow Agent shall disburse to the Company, by check or wire transfer, the funds in the Escrow Account. The Escrow Agent agrees that funds in the Escrow Account shall not be released to the Company until and unless the Escrow Agent receives written instructions to release the Investor Funds from (a) the Company’s Chief Executive Officer, President, Secretary or Chief Financial Officer, and (b) the Dealer Manager’s President.

If the Minimum Amount (excluding proceeds from Common Shares sold to New York Investors, Tennessee Investors and Pennsylvania Investors) has not been sold on or prior to the Termination Date, the Company shall notify the Escrow Agent in writing of such. If the Company notifies the Escrow Agent in writing that the Minimum Amount (excluding proceeds from Common Shares sold to New York Investors, Tennessee Investors and Pennsylvania Investors) has not been sold prior to the Termination Date, the Escrow Agent shall, promptly following the Termination Date, but in no event more than 30 days after the Termination Date, refund to each Investor by check, funds deposited in the Escrow Account, including interest or any other income earned thereon (except that in the case of Investors who have not provided an executed Form W-9 or substitute Form W-9 (or the applicable substitute Form W-8 for foreign investors), the Escrow Agent shall withhold the applicable percentage of the earnings attributable to those Investors in accordance with IRS regulations) or shall return the instruments of payment delivered to Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each Investor at the address previously provided. Notwithstanding the foregoing, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by the Escrow Agent. Additionally, at the end of the third business day following the Termination Date, the Escrow Agent shall notify the Company of the amount of the Investor Funds received. Further, once the Offering has closed, the Company shall notify the Escrow Agent of the same in writing.

If the Escrow Agent receives written notice from the Company that the Company intends to reject an Investor’s subscription, the Escrow Agent shall pay to the applicable Investor, within a reasonable time not to exceed ten (10) business days after receiving notice of the rejection, by first class United States mail at the address provided on such Investor’s subscription agreement, or at such other address as shall be furnished to the Escrow Agent by the Investor in writing, all collected sums paid by the Investor for Common Shares and received by the Escrow Agent (without interest thereon).

4

4.           Disbursement of Proceeds for New York Investors. Notwithstanding the foregoing, proceeds from New York Investors will not count towards meeting the Minimum Amount for purposes of Section 3. Proceeds received from New York Investors will not be released from the New York Escrow Subaccount until the New York Minimum Amount is obtained. If the New York Minimum Amount is obtained at any time prior to the Termination Date, the Escrow Agent shall promptly notify the Company and, upon receiving joint written instructions to release the funds from (a) the Company’s Chief Executive Officer, President, Secretary or Chief Financial Officer, and (b) the Dealer Manager’s President, the Escrow Agent shall disburse to the Company, by check or wire transfer, the funds in the New York Escrow Subaccount representing the gross purchase price of the Common Shares.

If the New York Minimum Amount has not been obtained prior to the Termination Date, the Escrow Agent shall, within a reasonable time following the Termination Date, but in no event more than thirty (30) days after the Termination Date, refund to each New York Investor by check funds deposited in the New York Escrow Subaccount, or shall return the instruments of payment delivered to the Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each New York Investor at the address provided on the List of Investors. Included in the remittance shall be a proportionate share of the income earned in the account allocable to each New York Investor’s investment in accordance with the terms and conditions specified herein, except that in the case of New York Investors who have not provided an executed Form W-9 or substitute Form W-9, the Escrow Agent shall withhold the applicable percentage of the earnings attributable to those Investors in accordance with IRS regulations. Notwithstanding the foregoing, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by Escrow Agent.

5.           Disbursement of Proceeds for Tennessee Investors. Notwithstanding the foregoing, proceeds from Tennessee Investors will not count towards meeting the Minimum Amount for purposes of Section 3. Proceeds received from Tennessee Investors will not be released from the Tennessee Escrow Subaccount until the Tennessee Minimum Amount is obtained. If the Tennessee Minimum Amount is obtained at any time prior to the Termination Date, the Escrow Agent shall promptly notify the Company and, upon receiving joint written instructions to release the funds from (a) the Company’s Chief Executive Officer, President, Secretary or Chief Financial Officer, and (b) the Dealer Manager’s President, the Escrow Agent shall disburse to the Company, by check or wire transfer, the funds in the Tennessee Escrow Subaccount representing the gross purchase price of the Common Shares.

If the Tennessee Minimum Amount has not been obtained prior to the Termination Date, the Escrow Agent shall, within a reasonable time following the Termination Date, but in no event more than thirty (30) days after the Termination Date, refund to each Tennessee Investor by check funds deposited in the Tennessee Escrow Subaccount, or shall return the instruments of payment delivered to the Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each Tennessee Investor at the address provided on the List of Investors. Included in the remittance shall be a proportionate share of the income earned in the account allocable to each Tennessee Investor’s investment in accordance with the terms and conditions specified herein, except that in the case of Tennessee Investors who have not provided an executed Form W-9 or substitute Form W-9, the Escrow Agent shall withhold the applicable percentage of the earnings attributable to those Investors in accordance with IRS regulations. Notwithstanding the foregoing, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by Escrow Agent.

5

6.           Disbursement of Proceeds for Pennsylvania Investors. Notwithstanding the foregoing, proceeds from Pennsylvania Investors will not count towards meeting the Minimum Amount for purposes of Section 3. Proceeds received from Pennsylvania Investors will not be released from the Pennsylvania Escrow Subaccount until the Pennsylvania Minimum Amount is obtained. If the Pennsylvania Minimum Amount is obtained at any time prior to the Termination Date, the Escrow Agent shall promptly notify the Company and, upon receiving joint written instructions to release the funds from (a) the Company’s Chief Executive Officer, President, Secretary or Chief Financial Officer, and (b) the Dealer Manager’s President, the Escrow Agent shall disburse to the Company, by check or wire transfer, the funds in the Pennsylvania Escrow Subaccount representing the gross purchase price of the Common Shares.

If the Pennsylvania Minimum Amount has not been obtained prior to the Termination Date, the Escrow Agent shall, within a reasonable time following the Termination Date, but in no event more than thirty (30) days after the Termination Date, refund to each Pennsylvania Investor by check funds deposited in the Pennsylvania Escrow Subaccount, or shall return the instruments of payment delivered to the Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each Pennsylvania Investor at the address provided on the List of Investors. Included in the remittance shall be a proportionate share of the income earned in the account allocable to each Pennsylvania Investor’s investment in accordance with the terms and conditions specified herein, except that in the case of Pennsylvania Investors who have not provided an executed Form W-9 or substitute Form W-9, the Escrow Agent shall withhold the applicable percentage of the earnings attributable to those Investors in accordance with IRS regulations. Notwithstanding the foregoing, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by Escrow Agent.

If the Escrow Agent is not in receipt of evidence of subscriptions accepted on or before the close of business on such date that is 120 days after the date the Offering Document is initially declared effective by the SEC (the “Initial Escrow Period”), and instruments of payment dated not later than that date, for the purchase of Common Shares providing for total purchase proceeds that equal or exceed the Pennsylvania Minimum Amount, the Escrow Agent shall promptly notify the Company. Thereafter, the Company or its agents shall send to each Pennsylvania Investor by certified mail within ten (10) calendar days after the end of the Initial Escrow Period a notification substantially in the form of Exhibit D hereto. If, pursuant to such notification, a Pennsylvania Investor requests the return of his or her Investor Funds within ten (10) calendar days after receipt of the notification (the “Request Period”), the Escrow Agent shall promptly refund directly to each Pennsylvania Investor the collected funds deposited in the Pennsylvania Escrow Subaccount on behalf of such Pennsylvania Investor or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, to the address provided on the List of Investors, upon which the Escrow Agent shall be entitled to rely, together with interest income earned as determined in accordance with the terms and conditions specified herein (which interest shall be paid within five business days after the first business day of the succeeding month). Notwithstanding the above, if the Escrow Agent has not received an executed Form W-9 or substitute Form W-9 for such Pennsylvania Investor, the Escrow Agent shall thereupon remit an amount to such Pennsylvania Investor in accordance with the provisions hereof, withholding the applicable percentage for backup withholding in accordance with IRS regulations, as then in effect, from any interest income earned on Investor Funds (determined in accordance with the terms and conditions specified herein) attributable to such Pennsylvania Investor. However, the Escrow Agent shall not be required to remit such payments until the Escrow Agent has collected funds represented by such payments.

6

  The Investor Funds of Pennsylvania Investors who do not request the return of their Investor Funds within the Request Period shall remain in the Pennsylvania Escrow Subaccount for successive 120-day escrow periods (a “Successive Escrow Period”), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Termination Date, (ii) the receipt and acceptance by the Company of subscriptions for the purchase of Common Shares with total purchase proceeds that equal or exceed the Pennsylvania Minimum Amount and the disbursement of the Pennsylvania Escrow Subaccount on the terms specified herein and (iii) all funds held in the Pennsylvania Escrow Subaccount having been returned to the Pennsylvania Investors in accordance with the provisions hereof.

7.           Term of Escrow. The “Termination Date” shall be the earliest of: (a) the close of business on July 15, 2015; (b) the date all Investment Funds held in the Escrow Account are distributed to the Company or to Investors pursuant to Section 3 and for New York Investors, Section 4, for Tennessee Investors, Section 5 and for Pennsylvania Investors, Section 6, and the Company has informed the Escrow Agent in writing to close the Escrow Account; (c) the date the Escrow Agent receives written notice from the Company that it is abandoning the sale of the Common Shares pursuant to the Offering; and (d) the date the Escrow Agent receives notice from the SEC or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering Document and that such stop or similar order has remained in effect for at least twenty (20) days. After the Termination Date, the Company and its agents shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective Investors.

7

8.           Duty and Liability of the Escrow Agent. The sole duty of the Escrow Agent shall be to receive Investor Funds and subscription agreements and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Company, the Dealer Manager or any Soliciting Dealer is complying with requirements of this Agreement, the Offering or applicable securities or other laws in tendering the Investor Funds to the Escrow Agent. No other agreement entered into between the parties (other than the Escrow Agent), or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent, notwithstanding that any such other agreement may be referred to herein or deposited with the Escrow Agent or that the Escrow Agent may have knowledge thereof, including specifically but without limitation the Offering Document or any other document related to the Offering (including the subscription agreement and exhibits thereto), and the Escrow Agent’s rights and responsibilities shall be governed solely by this Agreement. The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Offering Document or any other document related to the Offering (including the subscription agreement and exhibits thereto) or other agreement between the Company and any other party. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement. Concurrently with the execution of this Agreement, the Company and the Dealer Manager shall each deliver to the Escrow Agent an authorized signers form in the form of Exhibit A or Exhibit A-1 hereto, as applicable. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel of its own choice with respect to any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of loss. The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any other person by reason of this Agreement, except as otherwise stated herein, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Agreement against the Escrow Agent. In the event of any disagreement between any of the parties to this Agreement (other than the Escrow Agent), or between any of them and any other person, including any Investor, resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or if the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (a) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (b) all differences shall have been adjudged and all doubt resolved by agreement among all the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. If any controversy should arise with respect to this Agreement, the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION. The parties hereto agree that the Escrow Agent has no role in the preparation of the Offering Documents (including the subscription agreement and exhibits thereto) and makes no representations or warranties with respect to the information contained therein or omitted therefrom. The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering Documents or any other document related to the Offering (including the subscription agreement and exhibits thereto) or the issuance, offering or sale of the Common Shares. The Escrow Agent shall have no duty or obligation to monitor the application and use of the Investor Funds once transferred to the Company, that being the sole obligation and responsibility of the Company.

8

9.           Escrow Agent’s Fees. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by the Company. The fees agreed upon for the services rendered hereunder are intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that if (a) the conditions for the disbursement of funds under this Agreement are not fulfilled, (b) the Escrow Agent renders any material service not contemplated in this Agreement, (c) there is any assignment of interest in the subject matter of this Agreement, (d) there is any material modification hereof, (e) any material controversy arises hereunder, or (f) the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. The Company’s obligations under this Section 9 shall survive the resignation or removal of the Escrow Agent and the assignment or termination of this Agreement.

10.         Investment of Investor Funds. Investor Funds shall be deposited in the Escrow Account in accordance with Section 1. Subject to compliance with Rule 15c2-4 of the Exchange Act, the Escrow Agent may invest in bank accounts, including saving accounts and bank money market accounts that enable the Escrow Agent to promptly and directly transmit Investor Funds to the person entitled thereto. The Escrow Agent may also invest in short-term certificates of deposit issued by a bank or short-term securities issued or guaranteed by the United States government. Interest and any other income resulting from the investment of the funds in the Escrow Account shall be retained by the Escrow Agent and distributed according to this Agreement. The Escrow Agent shall provide to the Company monthly statements (or more frequently as reasonably requested by the Company) on the account balance in the Escrow Account and the activity in the Escrow Account since the last report.

11.         Notices. All notices, requests, demands, and other communications under this Agreement (each, a “Notice”) shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile transmission bearing an authorized signature to the facsimile number given below, and written confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom Notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Company:

Lightstone Value Plus Real Estate Investment Trust III, Inc.

1985 Cedar Bridge Ave., Suite 1

Lakewood, New Jersey 08701

Fax: (732) 612-1444

Attention: David Lichtenstein, Chief Executive Officer and Chairman of the Board of Directors

9

with a copy to:

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

Fax: (212) 969-2900

Attention: Peter M. Fass, Esq.

   James P. Gerkis, Esq.

If to the Dealer Manager:

Orchard Securities, LLC

170 Interstate Plaza

Suite 320

Lehi, Utah 84043

Attention: Cameron Hellewell, General Counsel

with a copy to:

Martin A. Hewitt, Esq.

11 Quaker Drive

East Brunswick, NJ 08816-3228

Attention: Martin A. Hewitt, Esq., Attorney at Law

If to the Escrow Agent:

UMB Bank, N.A.

Corporate Trust & Escrow Services

1010 Grant Blvd., 4th Floor

Kansas City, MO 64106

Attention: Lara L. Stevens

Any party may change its address for purposes of this Section by giving the other parties Notice of the new address in the manner set forth above.

12.         Indemnification of Escrow Agent. The Company and the Dealer Manager hereby agree to, jointly and severally, indemnify, defend and hold harmless the Escrow Agent from and against any and all losses, liabilities, costs, damages and expenses, including, without limitation, reasonable attorneys’ fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such loss, liability, cost, damage or expense is finally determined by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of the Escrow Agent. The terms of this Section 12 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

10

13.         Successors and Assigns. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, merger, consolidation, sale or transfer to which the Escrow Agent is a party, shall be and become the successor Escrow Agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges of its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

14.         Governing Law; Jurisdiction. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

15.         Severability. If any provision of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all the other provisions of this Agreement shall remain in full force and effect.

16.         Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any other condition, or of the breach of any other provision, term, covenant, representation or warranty contained in this Agreement. The Company and the Dealer Manager agree that any requested waiver, modification or amendment of this Agreement shall be consistent with the terms of the Offering.

17.         Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

18.         Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

11

19.         Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

20.         Resignation. The Escrow Agent may resign upon 30 days’ advance written notice to the parties hereto. If a successor escrow agent is not appointed by the Company within the 30-day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent, or may interplead the Investor Funds with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.

21.         References to Escrow Agent. Other than the Offering Document, any of the other documents related to the Offering (including any prospectus, prospectus supplement and the subscription agreement and exhibits thereto) and any amendments thereof or supplements thereto, no printed or other matter in any language (including, without limitation, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers or duties of the Escrow Agent shall be issued by the Company or the Dealer Manager, or on the Company’s or the Dealer Manager’s behalf, unless the Escrow Agent shall have first given its specific written consent thereto. Notwithstanding the foregoing, any amendment or supplement to the Offering Document or any other document related to the Offering (including any prospectus, prospectus supplement and the subscription agreement and exhibits thereto) that revises, alters, modifies, changes or adds to the description of the Escrow Agent or its rights, powers or duties hereunder shall not be issued by the Company or the Dealer Manager, or on the Company’s or the Dealer Manager’s behalf, unless the Escrow Agent shall have first given its specific written consent thereto.

[Signature page follows.]

12

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first set forth above.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

By:	/s/ David Lichtenstein
Name: David Lichtenstein
Title: Chief Executive Officer

ORCHARD SECURITIES, LLC

By:	/s/ Kevin Bradburn
Name: Kevin Bradburn
Title: President

UMB BANK, N.A., as Escrow Agent

By:	/s/ Lara L. Stevens
Name: Lara L. Stevens
Title: Vice President

13

Exhibit A

Certificate as to Authorized Signatures

Account Name:	Escrow Account for the Benefit of Investors in Common Shares of Lightstone Value Plus Real Estate Investment Trust III, Inc.

Account Number: 9872062140

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of Lightstone Value Plus Real Estate Investment Trust III, Inc. and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of Lightstone Value Plus Real Estate Investment Trust III, Inc.

Name/Title	Specimen Signature

David Lichtenstein	/s/ David Lichtenstein
Chief Executive Officer	Signature

Mitchell Hochberg	/s/ Mitchell Hochberg
President and Chief Operating Officer	Signature

Joseph Teichman	/s/ Joseph Teichman
General Counsel and Secretary	Signature

Donna Brandin	/s/ Donna Brandin
Chief Financial Officer and Treasurer	Signature

14

Exhibit A-1

Certificate as to Authorized Signatures

Account Name:	Escrow Account for the Benefit of Investors in Common Shares of Lightstone Value Plus Real Estate Investment Trust III, Inc.

Account	Number: 9872062140

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of Orchard Securities, LLC and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of Orchard Securities, LLC.

Name/Title	Specimen Signature

Kevin Bradburn	/s/ Kevin Bradburn
President	Signature

15

Exhibit B

ESCROW FEES

Acceptance Fee
Review document and establish account	$3,000

Annual Fee
Annual Escrow Agent	$2,500

Transactional Fees
Outgoing Wire Transfer	$35 each
Overnight Delivery/Mailings	$16.50 each
IRS Tax Reporting	$10 per 1099

Acceptance fee will be payable at the initiation of the escrow. Annual fee and transactional fees, if any, will be billed quarterly in arrears.

Fees specified are for the regular, routine services contemplated by this Agreement, and fees for any additional or extraordinary services, including but not limited to those involving a dispute or arbitration, or administration while a dispute, controversy or adverse claim is in existence, will be charged based upon time required at the then standard hourly rate.

16

Exhibit C

List of Investors

Pursuant to the Subscription Escrow Agreement, dated July 16, 2014, among Lightstone Value Plus Real Estate Investment Trust III, Inc., (the “Company”), Orchard Securities, LLC and UMB Bank, N.A. (the “Escrow Agent”), the Company hereby certifies that the following investors have paid money for the purchase of shares of the Company’s common stock, par value $0.01 per share, and that the money has been deposited with the Escrow Agent:

1.	Name of Investor

Address

Tax Identification Number

Number of Common Shares subscribed for

Amount of money paid and deposited with Escrow Agent

Is Investor a resident of New York (Yes or No)?

Is Investor a resident of Tennessee (Yes or No)?

Is Investor a resident of Pennsylvania (Yes or No)?

2.	Name of Investor

Address

Tax Identification Number

Number of Common Shares subscribed for

Amount of money paid and deposited with Escrow Agent

Is Investor a resident of New York (Yes or No)?

Is Investor a resident of Tennessee (Yes or No)?

Is Investor a resident of Pennsylvania (Yes or No)?

Company: _________________________________

By: ________________________

Its: ________________________

Date: ______________________

17

Exhibit D

[Form of Notice to Pennsylvania Investors]

You have tendered a subscription to purchase shares of common stock, par value $0.01 per share (“Common Shares”), of Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”). Your subscription is currently being held in escrow. The guidelines of the Pennsylvania Securities Commission do not permit the Company to accept subscriptions from Pennsylvania residents until an aggregate of $75,000,000 of gross offering proceeds have been received by the Company. The Pennsylvania guidelines provide that until this minimum amount of gross offering proceeds is received by the Company, every 120 days during the offering period Pennsylvania Investors may request that their subscription be returned. If you wish to continue your subscription in escrow until the Pennsylvania minimum subscription amount is received, nothing further is required.

If you wish to terminate your subscription for Common Shares and have your subscription returned, please so indicate below, sign, date, and return to the Escrow Agent, UMB Bank, N.A.

I hereby terminate my prior subscription to purchase Common Shares and request the return of my subscription funds. I certify to Lightstone Value Plus Real Estate Investment Trust III, Inc. that I am a resident of Pennsylvania.

Signature:

Name:
(please print)

Date:

Please send the subscription refund to:

18